                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          UNIVERSAL FOODS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          UNIVERSAL FOODS CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

LOGO                      UNIVERSAL FOODS CORPORATION
                           433 EAST MICHIGAN STREET
                          MILWAUKEE, WISCONSIN 53202

                           NOTICE OF ANNUAL MEETING
                          TO BE HELD JANUARY 23, 1997

To the Shareholders of
Universal Foods Corporation:

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders ("Meeting") of Universal Foods Corporation, a Wisconsin corporation ("Company"), will be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, on Thursday, January 23, 1997, at 2:00 p.m., Central Standard Time, for the following purposes:

    1. To elect four directors of the Company as described in the proxy statement.

    2. To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditor of the Company for fiscal 1997.

    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on December 6, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

  We encourage you to attend the Meeting and vote your shares in person. However, if you are unable to attend the Meeting, please complete the enclosed proxy card and return it promptly using the envelope provided so that your shares will be represented at the Meeting. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned. Your attention is directed to the attached proxy statement and accompanying proxy.

                                          On Behalf of the Board of Directors

                                          Terrence M. O'Reilly
                                          Secretary

Milwaukee, Wisconsin
December 18, 1996

                          UNIVERSAL FOODS CORPORATION
                           433 EAST MICHIGAN STREET
                          MILWAUKEE, WISCONSIN 53202
                                (414) 271-6755

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 23, 1997

                               ----------------

                                    GENERAL

  This proxy statement and accompanying proxy are first being furnished to the shareholders of Universal Foods Corporation, a Wisconsin corporation ("Company"), beginning on or about December 18, 1996 in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies for use at the Company's 1997 Annual Meeting of Shareholders to be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, on Thursday, January 23, 1997, at 2:00 p.m., Central Standard Time, and at any adjournments thereof ("Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this proxy statement.

  Accompanying this proxy statement are a Notice of Annual Meeting of Shareholders and a form of proxy for the Meeting solicited by the Board. The Annual Report to Shareholders, which also accompanies this proxy statement, contains financial statements for the three years ended September 30, 1996, and certain other information concerning the Company. The Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

  Only holders of record of the Company's Common Stock ("Common Stock") as of the close of business on December 6, 1996 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 25,434,187 shares of Common Stock outstanding, each of which is entitled to one vote per share for each proposal submitted for Shareholder consideration at the Meeting.

  A proxy, in the enclosed form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked will be voted in accordance with the Shareholder's instructions contained in the proxy. If no instructions are indicated on the proxy, the shares represented thereby will be voted FOR the Board's four nominees for director, FOR ratification of the Board's selection of the Company's 1997 independent auditor and on such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy. Any Shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any Shareholder attending the Meeting may vote in person whether or not the Shareholder has previously filed a proxy. Presence at the Meeting by a Shareholder who has signed a proxy does not in itself revoke the proxy. The shares represented by all properly executed proxies received prior to the Meeting will be voted as directed by the Shareholders.

  The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or by telegram. The Company will use the services of D. F. King & Co., Inc., New York, to aid in the solicitation of proxies. Their charges will be $7,500 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

                             ELECTION OF DIRECTORS

  The Board of Directors consists of eleven members divided into three classes. One class is elected each year to serve for a term of three years. Four directors are to be elected at the Meeting. Three of the nominees are currently directors of the Company. Incumbent director Charles S. McNeer is retiring at the end of his term, which expires at the Meeting. Mr. McNeer served as a director for 9 years. The remaining seven directors will continue to serve in accordance with their previous elections.

  It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board's four nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's four nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

  Pursuant to the Company's By-laws, written notice of other qualifying nominations by Shareholders for election to the Board must have been received by the Secretary no later than December 4, 1996. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by Shareholders at the Meeting.

  Set forth below is certain information about the Board's nominees for director and the seven continuing members.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                          TERM EXPIRING JANUARY, 2000

                                                                     YEAR FIRST
                                      POSITION WITH COMPANY           ELECTED
             NAME AND AGE              OR OTHER OCCUPATION            DIRECTOR
             ------------             ---------------------          ----------

---------   ---
---------JOHN-F.-BERGSTROM-   President and Chief Executive Officer     1994
         F, N..............50 of Bergstrom Corporation, which owns
                              automotive dealerships, hotels and
                              commercial real estate; Director of
------------                  Wisconsin Energy Corporation, Kimber-
------------                  ly-Clark Corporation, Midwest Express
                              Airlines and First National Bank-Fox
                              Valley
         WILLIAM V. HICKEY    President and Chief Operating Officer
         ..................52 of Sealed Air Corporation, a leading
                              global manufacturer of a wide range of
                              protective and speciality packaging
------------                  materials and systems (1)
------------
         LEON T. KENDALL      Retired Chairman of the Board of MGIC,    1985
         A, E..............68 a mortgage insurer; Professor of Fi-
                              nance and Real Estate, Kellogg Gradu-
                              ate School of Management, Northwestern
------------                  University; Director of Avatar Hold-
------------                  ings Corp., Asset Management Funds,
                              Inc. and Chicago Board Options Ex-
                              change
         KENNETH P. MANNING   President and Chief Executive Officer     1989
         E, S..............54 of the Company; Director of Firstar
                              Trust Company and Badger Meter, Inc.
                              (2)

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                          TERM EXPIRING JANUARY, 1999

                                                                         YEAR FIRST
                                          POSITION WITH COMPANY           ELECTED
               NAME AND AGE                OR OTHER OCCUPATION            DIRECTOR
               ------------               ---------------------          ----------

---------   ---
---------JAMES-L.-FORBES-         President, Chief Executive Officer and    1989
         C, E, F...............64 Director of Badger Meter, Inc., a man-
                                  ufacturer and marketer of flow mea-
                                  surement products; Director of Blue
------------                      Cross & Blue Shield United of Wiscon-
------------                      sin, United Wisconsin Services, Inc.,
                                  Firstar Trust Company, Firstar Corpo-
                                  ration, The Columbia Health Systems,
                                  Inc. and Benz Oil
         JAMES H. KEYES           Chairman of the Board and Chief Execu-    1990
         A, C..................56 tive Officer of Johnson Controls,
                                  Inc., a supplier of automated building
------------                      controls, automotive seating, batter-
------------                      ies and plastic packaging; Director of
                                  LSI Logic Corporation, Firstar Corpo-
                                  ration, Firstar Trust Company and
                                  Firstar Bank Milwaukee, N.A.
         DR. CAROL I. WASLIEN     Professor and Chair, Public Health        1981
         GHAZAII                  Sciences, School of Public Health,
         N, S..................56 University of Hawaii

            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                          TERM EXPIRING JANUARY, 1998

                                                                     YEAR FIRST
                                      POSITION WITH COMPANY           ELECTED
             NAME AND AGE              OR OTHER OCCUPATION            DIRECTOR
             ------------             ---------------------          ----------

---------   ---
---------MICHAEL-E.-BATTEN-   Chairman of the Board and Chief Execu-    1980
         C, F..............56 tive Officer of Twin Disc, Inc., a
                              manufacturer of transmission compo-
                              nents; Director of Briggs & Stratton
------------                  Corporation, Firstar Corporation and
------------                  Simpson Industries
         GUY A. OSBORN        Chairman of the Board; Director of        1983
         E.................60 WICOR, Inc., Wisconsin Gas Company,
                              Firstar Corporation, Firstar Bank Mil-
                              waukee, N.A., Fleming Companies, Inc.
------------                  and Northwestern Mutual Life Insurance
------------                  Company (2)
         WILLIAM U. PARFET    Co-Chairman and Director of MPI Re-       1993
         C, F..............50 search, a toxicology research labora-
                              tory; Director of The Upjohn Company,
                              Old Kent Financial Corporation, CMS
------------                  Energy Corporation, Stryker Corpora-
------------                  tion, Flint Ink, Corp. and The Bissell
                              Co. (3)
         ESSIE WHITELAW       President and Chief Operating Officer     1993
         A, N..............48 of Blue Cross & Blue Shield United of
                              Wisconsin, a comprehensive health in-
                              surer; Director of WICOR, Inc. (4)

--------
  A--Audit Committee                      F--Finance Committee
  C--Compensation and Development Committee
                                          N--Nominating Committee
  E--Executive Committee                  S--Scientific Advisory Committee

(1) Mr. Hickey served as Executive Vice President and Chief Operating Officer from 1994 to 1996 and as Senior Vice President-Finance and Chief Financial Officer of Sealed Air Corporation from 1990 to 1994. Mr. Hickey served as Vice President-Finance from 1987 to 1990. He joined Sealed Air Corporation in 1980 as Corporate Controller and has served as General Manager of the Cellu Products Division and Food Packaging Division.

(2) Mr. Manning was elected President and Chief Executive Officer effective October 1, 1996, and Mr. Osborn continued as Chairman.

(3) From 1993 through 1995, Mr. Parfet served as President and Chief Executive Officer of Richard Allan Medical Industries, a manufacturer of surgical equipment and medical supplies. Prior to 1993, he served in executive officer positions, including President and Vice Chairman, with The Upjohn Company.
(4) Prior to 1992, Ms. Whitelaw served as Vice President, Southeastern Region of Blue Cross & Blue Shield United of Wisconsin.

  All other nominees and directors continuing in office have been employed in their current executive positions or otherwise have served in executive officer positions with the listed organizations for more than five years. No director, nominee for director or executive officer had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary during the 1996 fiscal year nor in any such proposed transaction.

  The Board of Directors met five times during fiscal 1996, and each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served that were held during the period in which he or she was a director.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Executive Committee of the Board of Directors, which currently consists of Messrs. Forbes, Kendall, Manning, McNeer and Osborn, did not meet during fiscal 1996. This Committee has the power and authority of the Board of Directors in directing the management of the business and affairs of the Company in the intervals between Board of Directors meetings, except to the extent limited by law.

  The Audit Committee of the Board of Directors met twice during fiscal 1996. Messrs. Kendall, Keyes, McNeer and Ms. Whitelaw are the current members of the Audit Committee. This Committee, among other things: (a) recommends the engagement of the independent accountants of the Company, approves their fee and the scope and timing of their audit services; (b) reviews with the independent accountants the internal control structure; (c) reviews with the independent accountants their report on the consolidated financial statements of the Company, and their recommendations for improvements in the internal controls of the Company and the implementation of such recommendations; (d) reviews the Company's internal audit program; and (e) reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies include antitrust compliance, conflict of interest and business ethics.

  Members of the Compensation and Development Committee of the Board of Directors, which held two meetings during fiscal 1996, include Messrs. Batten, Forbes, Keyes and Parfet. This Committee reviews and approves all compensation programs for senior management of the Company including salary structure, base salary, and short- and long-term incentive compensation plans including stock options and nonqualified fringe benefit programs. The Committee also reviews and approves annual changes in each elected officer's compensation including base salary and short- and long-term incentive awards and approves all executive employment contracts. The Committee annually recommends to the Board of Directors the election of Company officers. In addition, the Committee annually reviews the performance of the Chief Executive Officer and reviews and approves the Chief Executive Officer's management development and succession plans for the Company.

  The Nominating Committee of the Board of Directors, which consists of Messrs. Bergstrom and McNeer, Dr. Waslien Ghazaii, and Ms. Whitelaw, met once during fiscal 1996. This Committee studies and makes recommendations concerning the composition of the Board of Directors and its committee structure and reviews the compensation of Board and Committee members. The Committee also recommends persons to be nominated by the Board of Directors for election as directors of the Company at the Annual Meeting of Shareholders. The Committee will consider nominees recommended by Shareholders. Recommendations by Shareholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide detailed information concerning his or her qualifications. The Company's By-laws require that Shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director. See the discussion under "Future Shareholder Proposals and Nominations" on page
16.

  The Scientific Advisory Committee of the Board of Directors, which met twice during fiscal 1996, annually reviews the Company's research and development programs in respect to the quality and scope of work undertaken. It advises the Company on maintaining product leadership through technological innovation, reports on new technological trends that would significantly affect the Company and suggests possible new emphasis in respect to its research programs. Members of the Scientific Advisory Committee include Dr. Waslien Ghazaii and Mr. Manning.

  The Finance Committee of the Board of Directors, which held three meetings during fiscal 1996, reviews and monitors the Company's financial planning and structure to ensure conformance with the Company's requirements for growth and fiscally sound operation. The Committee reviews and approves (a) the Company's annual capital budget, long-term financing plans, existing credit facilities and investments, and commercial and investment banking relationships; (b) existing insurance programs, foreign currency management and the stock repurchase program; (c) the Company's dividend policy including payout levels and timing; and (d) the financial management and administrative operation of the Company's qualified and nonqualified benefit plans. Messrs. Batten, Bergstrom, Forbes and Parfet are the current members of the Finance Committee.

DIRECTOR COMPENSATION AND BENEFITS

  Directors who are not officers of the Company received during fiscal 1996 an annual retainer of $22,000 and fees of $1,000 for each Board and Committee meeting attended in addition to reimbursable expenses for such attendance. Each Committee chairperson receives an additional $1,000 annually for serving in that capacity. A portion of the annual retainer is paid in Common Stock pursuant to the Universal Foods Corporation Director Stock Grant Plan (the "Director Plan") as approved by the Shareholders on January 23, 1992. Under the Director Plan, each nonemployee director automatically receives an award of Common Stock on October 1 of each year. The value of the award was $5,500 for fiscal 1996. The award consists of a number of shares of Common Stock determined by dividing the value of the award by the per share closing price of Common Stock on the New York Stock Exchange on October 1. The shares may not be sold or otherwise transferred for a period of six months after the grant date, except in the event of death or disability. On October 1, 1995, 158 shares of Common Stock were awarded to each nonemployee director (Messrs. Batten, Bergstrom, Forbes, Forker, Kendall, Keyes, McNeer, Murray, Parfet and Dr. Waslien Ghazaii and Ms. Whitelaw). Such shares were transferred from the Company's treasury stock.

  The Company has an unfunded retirement plan for nonemployee directors who have at least three years of service with the Company as a director. The plan provides a benefit equal to the annual retainer fee for directors in effect at the time of the director's departure from the Board. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active director. During the benefit period, the participant must be available to the Chairman of the Board for consultation.

  The Company has a Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, the maximum amount that is eligible to be deferred is the total of all fees paid to the director by reason of his or her membership on the Board or any Committee thereof other than the portion of the annual retainer paid in Common Stock. The fees deferred are credited to individual deferred compensation accounts which bear interest at the rate of 6.5%. The amounts deferred pursuant to this plan will be paid in either (i) a lump sum on January 31st of the calendar year following the year in which the director ceases to be a director or (ii) five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance in a director's account will be paid in a lump sum to a designated beneficiary or to the director's estate.

                            PRINCIPAL SHAREHOLDERS

MANAGEMENT

  The following table sets forth certain information as of December 6, 1996 regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table set forth below, each director and nominee and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

                                                              AMOUNT AND NATURE
                                                                OF OWNERSHIP
      NAME OF BENEFICIAL OWNER                                     (1)(2)
      ------------------------                                -----------------
      Michael E. Batten......................................         1,656
      John F. Bergstrom......................................         1,497
      James L. Forbes........................................         1,431
      Michael Fung...........................................        11,338
      Dr. Carol I. Waslien Ghazaii...........................         1,282
      William V. Hickey......................................         1,000
      Leon T. Kendall........................................         2,406
      James H. Keyes (3).....................................         3,402
      Kenneth P. Manning (4).................................       166,728
      Guy A. Osborn (5)......................................       482,762
      James F. Palo..........................................       106,213
      William U. Parfet......................................         1,642
      Essie Whitelaw.........................................           642
      Michael A. Wick........................................        92,583
      All directors and executive officers as a group (25
       persons) (6)..........................................     1,028,035

--------
(1) No director or named executive officer owns 1% or more of the Company's Common Stock, except Mr. Osborn, whose beneficial ownership represents 1.9% of the Common Stock.
(2) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of December 6, 1996: Mr. Fung, 6,666 shares; Mr. Manning, 128,400 shares; Mr. Osborn, 216,250 shares, Mr. Palo, 78,946 shares and Mr. Wick, 77,243 shares; and all directors and executive officers as a group, 811,600 shares.
(3) Includes 843 shares held by Mr. Keyes' spouse.
(4) Includes 950 shares held by Mr. Manning's children.
(5) Includes 22,230 shares held by Mr. Osborn's spouse.
(6) All directors and executive officers as a group own 3.9% of the Company's Common Stock.

OTHER BENEFICIAL OWNERS

  The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company. The following information is based on a report on Schedule 13G filed by the following person with the Securities and Exchange Commission.

                                                            AMOUNT AND   PERCENT
         NAME AND ADDRESS                                      NATURE      OF
         OF BENEFICIAL OWNER                               OF OWNERSHIP   CLASS
         -------------------                               ------------- -------
      Marshall & Ilsley Corporation....................... 1,834,178 (1)  7.03%
      770 North Water Street
      Milwaukee, WI 53202

--------
(1) Marshall & Ilsley Corporation reported that, as of February 14, 1996, it had sole voting power as to 1,030,712 shares of Common Stock and shared voting power as to 803,466 shares, and it had sole dispositive power as to 110,644 shares of Common Stock and shared dispositive power as to 16,428 shares. Marshall & Ilsley Corporation is the trustee of the Universal Foods Retirement Employee Stock Ownership Plan and Universal Foods Corporation Savings Plan.

                 COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

 Introduction

  This report describes the Company's executive compensation programs and the basis on which fiscal year 1996 compensation was determined with respect to the executive officers of the Company. The Committee is composed entirely of independent nonemployee directors and met two times during fiscal 1996. A more complete description of the Committee functions is set forth under the heading "Committees of the Board of Directors."

 Compensation Policy and Objectives

  The Company has developed an overall compensation policy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals (the "Program"). The overall objectives of this policy are to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's business strategy and financial goals, to link executive and shareholder interests through equity-based plans and to provide a program that recognizes individual contributions and achievement.

  Each year the Committee conducts a review of the Company's Program. This review includes a meeting with independent compensation consultants assessing the effectiveness of the Program and comparing it to a group of public corporations primarily in the food industry that represent the Company's competition for executive talent. The Committee approves the selection of comparator companies used for this analysis. The comparator group used for compensation analysis currently consists of 14 companies, including companies in the S&P Food Index which has been chosen as the Company's industry index for purposes of the Performance Graph which follows this report. The comparator group does not include all of the companies in the S&P Food Index because the Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the S&P Food Index. The Committee determines the compensation for the 16 elected officers including the 5 most highly compensated Company executives. In reviewing individual performance, the Committee takes into account the recommendations of Mr. Osborn. Key elements of the Company's Program are base salary, short-term (annual) incentives and long-term incentives.

 Base Salaries

  Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and by reference to the competitive marketplace for executive talent, including a comparison with base salaries for comparable positions at other comparator companies. The base salary levels of the Company's executives are targeted at the 50th percentile of the range of base pay levels of similarly positioned executives in comparator companies. Base pay levels are determined using regression analysis because of the difference in size between the comparator companies and the Company. The Committee annually reviews each executive's base salary. Adjustments are determined by evaluating the financial performance of the Company, the performance of each executive officer against job specifications, any new responsibilities and average percentage pay increases provided by the comparator companies for similar positions. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered.

  As reflected in the Summary Compensation Table on page 11, Mr. Osborn's base salary was increased in fiscal 1996 by $25,000 (4.9%). In determining Mr. Osborn's base salary, the Committee weighed the aforementioned criteria equally.

 Annual Bonuses

  The Management Incentive Plan for Major Corporate Executives (the "Annual Plan") promotes the Company's pay-for-performance policy by providing annual cash payments to executives based upon achieving overall Company or divisional and individual performance goals. The Annual Plan has both a Formula and Discretionary portion subject to a maximum of 45% to 85% of fiscal base salary depending on a participant's position in the Company. The Formula award is based on the level of achievement of a targeted Earnings Per Share level for the fiscal year, with 65% of the maximum Formula award being paid upon achieving the targeted level. The Discretionary portion is fully awarded based on the executive achieving specific non-financial personal objectives agreed upon with his/her immediate supervisor at the beginning of each fiscal year. Mr. Osborn's non-financial objectives under the Discretionary portion are established by the Committee and typically deal in such areas as acquisitions, divestitures, capital allocation and organizational development.

  Bonus awards are targeted at levels approximating the 50th percentile (adjusted for company size) of comparator companies' practices for each executive position. For performance exceeding the targeted levels, the bonus opportunities are tied to 75th percentile practices among comparator companies. In fiscal 1996, Mr. Osborn's bonus opportunity was 85% of his base salary. As reflected in the Summary Compensation Table, his bonus award under the Annual Plan was $324,756 or approximately 60% of his base salary. The Company's Earnings Per Share level for fiscal 1996 was just under the targeted level.

 Stock Awards--Long-Term Incentives

  Under the Company's 1990 Employee Stock Plan and 1994 Employee Stock Plan, which were approved by Shareholders, restricted stock or stock options may be granted to the Company's executive officers and other key employees. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company's financial performance, executives' levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at the comparator companies. These factors determine the amount which may be represented by the determined grant value of options and restricted stock. Generally, restricted stock is only awarded if the executive's total award value is in excess of the 50th percentile or to recognize a significant contribution to the Company's performance. If restricted stock is awarded, it vests in five years. All outstanding options have an exercise price equal to the market price on the date of grant and vest 1/3 each year from the date of grant. This compensation approach is designed to provide incentive to create shareholder value over the long term since the full benefit of the compensation cannot be realized unless stock price appreciation occurs over a number of years. In fiscal 1996, Mr. Osborn received options to purchase 45,000 shares at their fair market value on the date of grant and no shares of restricted stock. No restricted stock was awarded to any named executive officer during 1996.

 Code Section 162(m)

  Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. The Committee intends to grant awards under the 1994 Employee Stock Plan that are designed to qualify for the performance-based compensation exception.

 Compensation and Development Committee

    Michael E. Batten
    James L. Forbes
    James H. Keyes, Chairperson
    William U. Parfet

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information on the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers ("named executive officers") of the Company as of September 30, 1996.

                          SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                       --------------------------------- ------------------------
  NAME AND                                   RESTRICTED  SECURITIES   ALL OTHER
 PRINCIPAL             BASE SALARY  BONUS   STOCK AWARDS UNDERLYING  COMPENSATION
  POSITION    YEAR         ($)      ($)(3)     ($)(4)    OPTIONS (#)    ($)(5)
 ---------    ----     ----------- -------- ------------ ----------- ------------
Guy A.
 Osborn       1996      $540,000   $324,756   $      0     45,000      $137,785
 Chairman
  (1)         1995       515,000    372,760     82,500     45,000       133,957
              1994       492,000    267,525    185,250     42,000       128,652
Kenneth P.
 Manning      1996       381,000    229,133          0     45,000        64,137
 President
  and CEO
  (1)         1995       351,000    254,054     66,000     35,000        59,343
              1994       316,000    171,825     92,625     29,000        52,767
Michael Fung  1996       250,000    106,128          0     25,000        32,449
 Vice Presi-
  dent and
  CFO         1995 (2)    52,085     27,032     33,000     20,000         6,830
              1994           --         --         --         --            --
Michael A.
 Wick         1996       203,000    105,176          0     18,500        30,697
 President--
  Color
  Products    1995       188,000     94,000     66,000     16,000        28,246
              1994       174,000     87,000     49,400     13,000        26,126
James F.
 Palo         1996       200,000    127,883          0     16,500        43,960
 President--  1995       184,000     92,000     66,000     14,000        40,067
 Dehydrated
  Products    1994       177,000     88,500     43,225     12,000        38,957

--------
(1) Mr. Osborn was Chief Executive Officer of the Company until October 1, 1996, when Mr. Manning became Chief Executive Officer.
(2) For the period beginning with Mr. Fung's date of hire, July 7, 1995, through September 30, 1995.
(3) Consists of awards under the Company's management incentive plans.
(4) The amounts in the table reflect the market value on the date of award of restricted shares of Common Stock. Total number and value of restricted shares held as of September 30, 1996, for each named individual are: Guy Osborn, 15,000 shares--$488,000; Kenneth Manning, 8,200 shares--$267,000;
    Michael Fung, 1,000 shares--$33,000; Michael Wick, 5,200 shares--$169,000; and James Palo, 5,000 shares--$163,000. Dividends are paid on restricted shares when paid on Common Stock.
(5) Consists of contributions in fiscal 1996 under Company benefit plans for the five named individuals as follows:

                                                       ESOP   SAVINGS TRANSITION
                                                      ------- ------- ----------
        Guy A. Osborn................................ $51,885 $36,510  $49,390
        Kenneth P. Manning...........................  36,608  25,402    2,127
        Michael Fung.................................  21,368  11,081        0
        Michael A. Wick..............................  18,491  11,880      326
        James F. Palo................................  19,673  11,680   12,607

STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options under the Company's 1994 Employee Stock Plan during fiscal 1996 to the named executive officers.

                       OPTION GRANTS IN 1996 FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE
                            NUMBER OF     PERCENTAGE OF                           AT ASSUMED ANNUAL RATES OF
                           SECURITIES     TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED TO    EXERCISE OR             FOR TEN YEAR OPTION TERM(3)
                         OPTIONS GRANTED   EMPLOYEES IN    BASE PRICE  EXPIRATION ---------------------------
NAME                         (#)(1)      1996 FISCAL YEAR ($/SHARE)(2)    DATE         5%           10%
----                     --------------- ---------------- ------------ ---------- ------------ --------------
Osborn..................     45,000           10.2%          31.125     9/16/06   $    880,846 $    2,232,236
Manning.................     45,000           10.2%          31.125     9/16/06        880,846      2,232,236
Fung....................     25,000            5.7%          31.125     9/16/06        489,359      1,240,131
Wick....................     18,500            4.2%          31.125     9/16/06        362,125        917,697
Palo....................     16,500            3.7%          31.125     9/16/06        322,977        818,486
All Shareholders(4).....        --            --                --          --     497,558,254  1,260,986,331

--------
(1) The options reflected in the table are nonqualified stock options and incentive stock options under the Internal Revenue Code and were granted on September 16, 1996. The exercise price of each option granted was equal to 100% of the fair market value of the Common Stock on the date of grant. The options granted vest in increments of one-third on each of the three anniversaries of the grant date. The options are subject to early vesting in the event of the optionee's death, disability or retirement. Upon a "change in control" of the Company (as defined in the 1994 Employee Stock
    Plan), all options then outstanding will become immediately exercisable in full.
(2) The exercise price of options may be paid in cash, by delivering previously issued shares of Common Stock or any combination thereof.
(3) The option values presented were calculated based on a share price of $31.125 as of grant at assumed 5% and 10% annualized rates for the term of the grant. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the model described above.
(4) The potential realizable value for "All Shareholders" and for the options actually granted are determined on the assumption that the price of the Company's Common Stock appreciated over the term of the options from the $31.125 per share market price as of the date of grant at an annualized rate of (1) 5% (which would result in a value on September 16, 2006 of $50.699 per share); and (2) 10% (which would result in a value on September 16, 2006, of $80.730 per share). The "All Shareholders" information is calculated based on 25,420,429 shares of the Company' Common Stock outstanding as of September 30, 1996. Thus, for comparative purposes, the total value of such Common Stock as of the date on which the options were granted would be $791,210,853.

  The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 1996 fiscal year and the fiscal year-end value of unexercised stock options held by such officers.

              AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING
                                                     UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                           SHARES                   AT END OF FISCAL 1996    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON                       (#)(1)           END OF FISCAL 1996 ($)(2)
                          EXERCISE      VALUE     ------------------------- -------------------------
NAME                         (#)     REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ------------ ----------- ------------- ----------- -------------
Osborn..................        0      $     0      216,250      89,000      $389,470      $84,625
Manning.................   11,000      164,084      128,400      78,000       214,085       77,582
Fung....................        0            0        6,666      38,334             0       34,375
Wick....................      700       13,854       77,243      33,500       305,734       32,479
Palo....................    6,750      168,593       78,946      29,834       349,277       29,188

--------
(1) SARs are rights, granted in tandem with an option, to receive cash payments equal to any appreciation in value of the shares subject to option from the date of the option grant to the date of exercise, in lieu of exercise of the option.
(2) The dollar values were calculated by determining the difference between the fair market value of the underlying shares of Common Stock and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1996. The last reported sale price of the Company's Common Stock on the New York Stock Exchange on September 30, 1996 was $32.50 per share.

EMPLOYMENT AGREEMENTS

  The Company has employment contracts with Messrs. Osborn and Manning. The initial term of each of these agreements is for three years which is automatically extended for an additional one-year period except that in no event will the term of employment extend beyond the calendar month in which the employee's 65th birthday occurs or the employee becomes disabled or dies. In the event of a "change of control" as defined in these agreements, the executives will be automatically employed for a period of three years. During this employment period, these agreements provide for the payment of base salary subject to annual adjustment, bonus plus customary fringe benefits. The agreements can be terminated upon 30 days' notice by the Board of Directors with or without cause. If terminated without cause, certain termination benefits are payable to the executive in an amount equal to the executive's base salary then in effect plus the bonus for the most recently completed fiscal year, and the executive continues to receive fringe benefits for not more than one year. If an executive's employment is terminated after a "change of control," the Company will pay the executive a lump sum equal to three times the sum of the executive's annual base salary then in effect and the amount of the largest bonus paid to the executive during the three years preceding termination and continue coverage under existing benefit plans for two years. Further, if the executive's employment terminates before he or she becomes 100% vested in his or her entire account balance under the Universal Foods Corporation Savings Plan or ESOP, the executive will be fully vested under both plans.

  The Company also has Change of Control Employment and Severance Agreements with 14 other executive officers who are part of the executive officer group. Each of these agreements provides that in the event of a "change of control," as defined in the respective agreement, the Company will continue to employ the executive for a period of three years following the date of such change of control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice, and all other customary fringe benefits in effect as of the date of the change of control. The agreements can be terminated upon 30 days' notice by the Board of Directors in the event of the executive's disability. The agreements can also be terminated by the Company for "cause" and by the executive for "good reason." If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) the executive's base salary as adjusted annually through the date of termination, (ii) the amount of the highest bonus paid to the executive during the last year, (iii) three times the sum of the executive's base salary and highest annual bonus during the last year, and (iv) the amount of unpaid deferred compensation and vacation pay. The executive will also be entitled to coverage under existing benefit plans for three years and a payment equal to the vested amounts under the Universal Foods Corporation Savings Plan, ESOP and supplemental retirement plans. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive's employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. In all cases, the Company will pay any excise taxes assessed against any payments made to the executive.

  The Company provides a nonqualified supplemental executive retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equal to the term insurance premium applicable to a life insurance benefit of two or three times the participant's base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25% or 30% of base salary payable for 15 or 20 years is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25% or 30% of base salary for 15 or 20 years or an actuarially equivalent survivor benefit. The benefit obligations under this plan are funded through Company-owned life insurance policies. The executive officers named in the compensation table on page 11 participate in this plan. The program is designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company will recover all its payments plus an interest factor for the use of Company money. The Company also has a split-dollar insurance program which has been terminated, except as to outstanding benefits. Under this program, Mr. Osborn will receive an annual payment commencing at retirement of $14,500 for 15 years.

  The Company has established two so-called "Rabbi Trusts" by entering into trust agreements with Marshall & Ilsley Trust Company (the "Trustee") to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present and future executives including the current executive officers named in the executive compensation table on Page 11 ("Rabbi Trusts I and II"). Pursuant to Rabbi Trusts I and II, which are irrevocable, the Company has deposited, and is obligated to maintain on deposit, with the Trustee, either amounts of cash, marketable securities and/or insurance policies sufficient to fund such payments. Rabbi Trusts I and II will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the executives pursuant to all of such plans and agreements, and any remaining assets will be paid to the Company.

  The Company has also entered into another trust agreement ("Rabbi Trust III") with the Trustee to assure that payments to nonemployee directors will not be improperly withheld. Rabbi Trust III was established on substantially the same terms as Rabbi Trusts I and II, except that Rabbi Trust III is revocable under certain circumstances and is currently funded with a nominal amount but is required to be fully funded by the Company in the event of a potential change in control or a change in control (as defined in Rabbi Trust
III) or at such other time as the Board of Directors may determine.

                           COMPANY STOCK PERFORMANCE

  The following graph compares on a cumulative basis the yearly percentage change since September 30, 1991 in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index (the "S&P 500 Index") and (c) the total return on the Standard & Poor's Food Index (the

"S&P Food Index"). Such yearly percentage change has been measured by dividing
(a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG S&P 500 INDEX, S&P FOOD INDEX AND UNIVERSAL FOODS CORPORATION

                                     LOGO

                              1991    1992     1993     1994     1995     1996
                              ----   ------   ------   ------   ------   ------
Universal Foods Corporation   100     84.18    93.29    83.87   101.80    97.67
S&P Food Index                100    113.42   102.50   113.59   140.98   173.89
S&P 500 Index                 100    111.00   125.36   130.02   168.56   202.71

  The graph assumes $100 was invested on September 30, 1991 in the S&P 500 Index, S&P Food Index and Universal Foods Corporation Common Stock, and that dividends are reinvested at the end of the month in which they are paid.

                      APPOINTMENT OF INDEPENDENT AUDITOR

  Upon the recommendation of the Audit Committee of the Board of Directors, the Board, subject to Shareholder ratification, has selected Deloitte & Touche LLP, certified public accountants, to audit the financial statements of the Company for the year ending September 30, 1997. Deloitte & Touche LLP has been the independent auditor of the Company for many years and has advised the Company that neither the firm nor any of its partners have any direct or indirect material financial interest in the Company. The Board recommends a Shareholder vote FOR ratification of such selection. The affirmative vote of more shares than those voted against such ratification at the Meeting is required for ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the ratification of auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate Shareholder questions.

                                 OTHER MATTERS

  Company management knows of no business which will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company's By-Laws, written notice of any Shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than

December 4, 1996. As no notice of any Shareholder proposals was received, no business may be brought before the Meeting by any Shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. SEC regulations require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 1996 all its officers and directors complied with Section 16(a) filing requirements, except that one Form 4, covering one transaction, was filed late by Mr. Hobbs.

                  FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

  The Company welcomes comments or suggestions from its Shareholders. In the event a Shareholder desires to have a proposal formally considered at the 1998 Annual Shareholders' Meeting and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before August 20, 1997.

  In addition, the Company's By-laws establish procedures for Shareholder nominations for elections of directors of the Company and bringing business before any annual meeting of Shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a Shareholder must give written notice to the Secretary of the Company not more than 90 nor less than 50 days prior to the fourth Thursday in the month of January next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the Shareholder making the proposal. Any Shareholder interested in making a nomination or proposal should request a copy of the applicable By-law provisions from the Secretary of the Company.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE PROXY CARD AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY CARD ON YOUR BEHALF.

  UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                          By Order of the Board of Directors

                                          Terrence M. O'Reilly
                                          Secretary

December 18, 1996

                          UNIVERSAL FOODS CORPORATION
                           433 EAST MICHIGAN STREET
                          MILWAUKEE, WISCONSIN 53202

                           NOTICE OF ANNUAL MEETING
                          TO BE HELD JANUARY 23, 1997

December 1996

Dear Fellow Shareholder:

  You are invited to attend the Annual Meeting of Shareholders of Universal Foods Corporation. The meeting will be held on Thursday, January 23, 1997, at 2:00 p.m. at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin. Directions to the meeting and a map are provided on the reverse side of this letter.

  We hope that you will be able to join us at the meeting to review the year and take a look at what the future holds for our company. In addition, the business to be transacted includes the election of directors and the ratification of the appointment of auditors.

  Whether or not you plan to attend, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the proxy card below, sign and date the card, detach it from this letter and return it promptly to Corporate Election Services, Inc., our independent proxy tabulator, in the envelope provided. Be assured that your votes are completely confidential.

  We look forward to seeing you at the meeting. On behalf of the management and directors of Universal Foods Corporation, we want to thank you for your continued support and confidence.

Sincerely,

                                          Kenneth P. Manning
                                          President and Chief Executive
                                           Officer
Guy A. Osborn
Chairman


                              FORM OF PROXY CARD

                                    [front]

                          UNIVERSAL FOODS CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 23, 1997

          The undersigned constitutes and appoints GUY A. OSBORN and TERRENCE M. O'REILLY, and each of them, with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Common Stock of Universal Foods Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Italian Community Center, 631 East Chicago Street, Milwaukee, Wisconsin, on Thursday, January 23, 1997, 2:00 p.m. Central Time, and at any adjournment thereof:

1.  Election of Directors       [ ]  FOR all nominees listed           [ ]   WITHHOLD authority to vote
                                     below (except as marked to              for all nominees listed
                                     the contrary below).                    below.


                             JOHN F. BERGSTROM, WILLIAM V. HICKEY, LEON T. KENDALL, KENNETH P. MANNING

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the corporation.

     [ ]  For       [ ]  Against    [ ]  Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The Board of Directors recommends a vote FOR Items 1 and 2.



                                   [reverse]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                              The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.


                              Dated:  ______________________, 19_____



                              Signed
                                      __________________________________________

                                      __________________________________________
                                                (Please print name)

                              NOTE: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                  OF DIRECTORS OF UNIVERSAL FOODS CORPORATION

 UNIVERSAL FOODS

   CORPORATION


                                          [MAP]
  ANNUAL MEETING
 OF SHAREHOLDERS



 JANUARY 23, 1997
   AT 2:00 P.M.